Exhibit 26(n)(1)

April 23, 2007

United Investors Life Insurance Company

2001 Third Avenue South

Birmingham, Alabama 35233

RE:	Titanium Universal Life Variable Account

Form N-6 File No. 333-89875

Gentlemen:

We hereby consent to the reference to our name under the caption “Legal Matters” in the Statement of Additional Information filed as part of Post-Effective Amendment No. 12 to the Registration Statement on Form N-6 filed by United Investors Life Insurance Company for certain variable life insurance policies (File No. 333-89875). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Very truly yours, SUTHERLAND ASBILL & BRENNAN LLP

By:	/s/ Frederick R. Bellamy
Frederick R. Bellamy

FRB:sw